Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CONFIDENTIAL

Project Moby

Channel: email

CTS Project ID: 756530

AdReview Tracking #: CONFAS-2017-06-29-0285

Description/Special instructions: Project Moby announcement RM Send Text

Writer: Ellen Brace, Ext. 34518, FAS Marketing

FAS send text: Project Moby announcement article send text

[Date of First Use]

07/13/2017

[Date of Last Use - Generally 3 months after DOFU]

10/13/2017

[Body]

Subject: Vanguard announces shareholder meeting

#FirstName#,

Vanguard has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC), the first step in a process that will solicit votes later this year from shareholders of all of Vanguard's U.S.-based funds.

Shareholders will vote on proposals presented by Vanguard in the proxy statement. These proposals, if approved, will give the funds more operational flexibility, while continuing to act in the best interests of their shareholders.

In a separate filing, Vanguard submitted a registration statement to the SEC to launch a new fund—Vanguard REIT II Index Fund, to help provide increased investment capacity for the existing REIT Index Fund.

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More details on the proxy proposals and the filing of a registration statement for the new fund can be found at: advisors.vanguard.com/proxy

-------------------------------------------------------------

If you have any questions or would like more information, please don't hesitate to contact me.

#VGI_Name#

#VGI_Title#

Phone: #VGI_Phone#, Ext. #VGI_EXT#

_____________________________________________________________

**A registration statement relating to Vanguard REIT II Index Fund has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.**

**For more information about Vanguard funds, visit advisors.vanguard.com or call 800-997-2798 to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information about a fund are contained in the prospectus; read and consider it carefully before investing.**

Funds that concentrate on a relatively narrow market sector face the risk of higher share-price volatility.

All investing is subject to risk, including the possible loss of the money you invest.

For financial advisors only. Not for public distribution.

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http://www.vanguard.com/finadvprivacystmt

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Legal enterprise RM send 7/13/17

Channel: email

CTS Project ID: 758406

AdReview Tracking #: CONINS-2017-06-27-0346

Description/Special instructions: Send text to alert clients to Vanguard 2017 proxy.

Writer: Ted Duncombe, Ext. 19233, Institutional Marketing and Communications

IIG Ping Email

[Date of First Use]

7/18/2017

[Date of Last Use - Generally 3 months after DOFU]

12/31/2017

Note to client-facing crew: Use all content between the two bars and complete the fields in red before sending. Do not send to clients before the date of first use or after the date of last use.

Subject: Vanguard sets shareholder meeting; files separately for REIT II Index Fund

#FirstName#,

I wanted to let you know that Vanguard filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) on July 13, 2017, in preparation for a shareholder meeting to be held later this year. Shareholders will be asked to elect a board of trustees for each U.S.-based Vanguard® fund and to approve several Vanguard proposals aimed primarily at increasing operational flexibility for the funds.

In a separate SEC filing on July 13, Vanguard also announced plans to launch Vanguard REIT II Index Fund, which will increase investment capacity for the existing Vanguard REIT Index Fund.

Highlights of Vanguard proxy proposals

After the SEC’s review, proxy materials are expected to be distributed to shareholders starting in August, and voting will begin online, by phone, and by mail. The shareholder meeting is scheduled for November 15, 2017, in Scottsdale, Arizona.

Shareholders will be asked to vote on the following management proposals:

•         Elect a board of trustees for each fund.

•         Enable all U.S.-based Vanguard funds to enter into investment advisory agreements with one or more third-party investment advisors without obtaining additional shareholder approval. Several funds already operate under this policy.

•         Enable all U.S.-based Vanguard funds to enter into investment advisory agreements with Vanguard subsidiaries without obtaining additional shareholder approval.

•         Broaden the investment objective for Vanguard REIT Index Fund and Vanguard Variable Insurance Fund REIT Index Portfolio to allow for investments in real estate-related investments beyond real estate investment trusts (REITs).

•         Reclassify Vanguard REIT Index Fund to “nondiversified” from “diversified,” as defined by the Investment Company Act of 1940.

•         Approve new advisory agreements for Vanguard Institutional Index Fund and Vanguard Institutional Total Stock Market Index Fund to harmonize their investment advisory, administrative, and distribution arrangements with those of other U.S.-based Vanguard funds.

Shareholders of certain funds also submitted two additional proposals. The first calls for two Vanguard funds to separately disclose their votes on climate change proposals. The second seeks to prescribe investment limitations on several of the funds.

Plans for new REIT II Index Fund

On July 13, 2017, Vanguard filed a registration statement for the launch of Vanguard REIT II Index Fund. Its investment objective, strategies, and index will be identical to the existing Vanguard REIT Index Fund.

The REIT Index Fund will be the principal investor in the REIT II Index Fund. The structure will allow for increased investment capacity for REIT Index Fund. Shareholders of the current REIT Index Fund will continue to interact with that fund as they do today.

The new fund also will be offered to select institutional investors, separately managed accounts, and other Vanguard funds through Institutional Plus Shares with a minimum initial investment of $100 million.

For more information, go to:

http://institutional.vanguard.com/instinfo071317

If you have any questions or would like more information, please don't hesitate to contact me.

#VGI_Name#

#VGI_Title#

Phone: #VGI_Phone#, Ext. #VGI_EXT#

_____________________________________________________________

**A registration statement relating to Vanguard REIT II Index Fund has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.**

**For more information about Vanguard funds, visit institutional.vanguard.com or call 800-523-1036 to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information about a fund are contained in the prospectus; read and consider it carefully before investing. Please note that a preliminary prospectus is subject to change.**

All investing is subject to risk, including the possible loss of the money you invest. Funds that concentrate on a relatively narrow market sector face the risk of higher share-price volatility. In a diversified portfolio, gains from some investments may help offset losses from others. However, diversification does not ensure a profit or protect against a loss.

For institutional use only. Not for distribution to retail investors.

© 2017 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor. | Privacy statement: http://www.vanguard.com/instlprivacystmt

455 Devon Park Drive | Wayne, PA 19087-1815 | institutional.vanguard.com